United States
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      ______________________________

                                 FORM 8-K
                      ______________________________


                                CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


          November 29, 1999                           1-06124
  Date of Report (Date of earliest          Commission File Number
   event reported)





                                LONE STAR INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)


           Delaware                                 13-0982660
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification Number)


                         300 First Stamford Place
                     Stamford, Connecticut 06912-0014
             _______________________________________________

           Address of Principal Executive Offices) (Zip(Code)

                          (203) 969-8600
           _______________________________________________

         (Registrant's telephone number, including area code)








Item 1.     Change in Registrant's Certifying Accountant.

     On November 29, 1999, in connection with the acquisition of the Company by Dyckerhoff Aktiengesellschaft, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The Company's Board of Directors participated in and approved the decision to change independent accountants. The Company engaged KPMG LLP as its new independent accountants as of November 29, 1999.

     The reports of PricewaterhouseCoopers LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with its audits for the two most recent years and through November 29, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 1, 1999, is filed as Exhibit 1 to this Form 8-K.























Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         Letter from PricewaterhouseCoopers LLP dated December 1, 1999.











































                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 29, 1999    LONE STAR INDUSTRIES, INC.

                            By:   /s/ William E. Roberts
                                  William E. Roberts
                                  Vice President, Chief
                                  Financial Officer,
                                  Controller and Treasurer